EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated February 4, 2002 included in this Form 10-K, into Central Vermont Public Service Corporation's previously filed Form S-3 Registration Statements, File No. 333-57350, and No. 333-09691 and Form S-8 Registration Statements, No. 333-22741, No. 333-22742, No. 333-39664, No. 333-57001, No. 333-57005, No. 333-58102, No. 333-62100, and No. 333-77217.

ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 12, 2002